Exhibit 14


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim International Fund, Inc.:

We consent to the use of our report on the Pilgrim International Fund incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.


                                                    /s/ KPMG LLP
                                                    KPMG LLP

Los Angeles, California
December 18, 2000
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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated December 3, 1999 with respect to ING International Equity Fund (one of the funds comprising ING Funds Trust), which is incorporated by reference, in this Registration Statement on Form N-14 of Pilgrim International Fund, Inc.


                                                    /s/ Ernst & Young LLP
                                                    ERNST & YOUNG LLP

New York, New York
December 15, 2000